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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our Report of Independent Registered Public Accounting Firm dated March 24, 2008, relating to the consolidated financial statements of Lotus Bancorp, Inc. as of December 31, 2007, which appear in the December 31, 2007 Annual Report on Form 10- KSB of Lotus Bancorp, Inc.


/s/ Plante & Moran, PLLC

Plante & Moran, PLLC
Auburn Hills, Michigan
October 30, 2008